SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934
                               (Amendment No. __)

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement
[   ]    Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
[ X ]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12


                         AMCOL INTERNATIONAL CORPORATION
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[ X ]    No fee required.

[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

          (1)  Title of each class of securities to which transaction applies:

               Common Stock, par value $.01 per share

          (2)  Aggregate number of securities to which transactions applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:

[   ]    Fee paid previously with preliminary materials.

[   ]    Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:

          (2)  Form, Schedule or Registration Statement No.:

          (3)  Filing Party:

          (4)  Date Filed:

                         AMCOL INTERNATIONAL CORPORATION
                               One North Arlington
                        1500 West Shure Drive, Suite 500
                     Arlington Heights, Illinois 60004-7803

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held On May 11, 2000

To Our Shareholders:

     The annual meeting of shareholders of AMCOL International Corporation, or AMCOL, will take place on Thursday, May 11, 2000, at 11:00 a.m., local time, at the Wyndham Hotel, 400 Park Boulevard, Itasca, Illinois, for the following purposes:

          1. To elect three (3) directors for a three-year term or until their successors are elected and qualified.

          2. To ratify the appointment of KPMG LLP as independent auditors for 2000.

          3. To transact any other business which properly comes before the annual meeting.

     Only shareholders of record of AMCOL's common stock as of the close of business on March 15, 2000 will be entitled to notice of and to vote at the annual meeting and at any adjournments of the annual meeting.

     The Board of Directors recommends that you vote "FOR" each of AMCOL's nominees for director and "FOR" approval of the appointment of KPMG LLP.

     Whether or not you plan to attend the annual meeting, please complete, sign, date and mail the proxy card in the enclosed self-addressed, postage-paid envelope, or vote by telephone in accordance with the instructions provided. Please do not submit a proxy card if you have voted by telephone. If you attend the annual meeting, you may revoke your proxy and, if you wish, vote your shares in person. Thank you for your interest and cooperation.

                                          By Order of the Board of Directors,

                                          /s/ Clarence O. Redman
                                          Clarence O. Redman
                                          Secretary
Arlington Heights, Illinois
April 11, 2000

                         AMCOL INTERNATIONAL CORPORATION
                               One North Arlington
                        1500 West Shure Drive, Suite 500
                     Arlington Heights, Illinois 60004-7803

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held On May 11, 2000

                                  INTRODUCTION

     We are furnishing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of AMCOL International Corporation, or AMCOL, for use at our annual meeting of shareholders to be held on Thursday, May 11, 2000, at 11:00 a.m., Central Daylight Savings Time, at the Wyndham Hotel, 400 Park Boulevard, Itasca, Illinois, and at any adjournment of the annual meeting. This proxy statement and the accompanying proxy card are first being mailed or delivered to shareholders of AMCOL on or about April 11, 2000.

     At the annual meeting, you will be asked to consider and vote upon the following matters:

          1. The election of three (3) directors for a three-year term or until their successors are elected and qualified.

          2. The ratification of the appointment of KPMG LLP as independent auditors for 2000.

          3. Any other business which properly comes before the annual meeting.

     The Board of Directors recommends that you vote "FOR" each of AMCOL's nominees for director and "FOR" approval of the appointment of KPMG LLP.

     Whether or not you plan to attend the annual meeting, please complete, sign, date and mail the proxy card in the enclosed self-addressed, postage-paid envelope, or vote by telephone in accordance with the instructions provided. Please do not submit a proxy card if you have voted by telephone. If you attend the annual meeting, you may revoke your proxy and, if you wish, vote your shares in person.

     The date of this proxy statement is April 11, 2000.

                               THE ANNUAL MEETING

General

     This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of AMCOL for use at the annual meeting to be held on Thursday, May 11, 2000, at 11:00 a.m., Central Daylight Savings Time, at the Wyndham Hotel, 400 Park Boulevard, Itasca, Illinois, and at any adjournment of the annual meeting.

Record Date

     The Board of Directors has fixed the close of business on March 15, 2000, as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting or any adjournment. Accordingly, only holders of record of AMCOL's common stock at the close of business on the record date will be entitled to vote at the annual meeting, either by proxy, telephone or in person. As of the record date, there were 26,941,420 shares of AMCOL's common stock issued and outstanding. Each share of AMCOL's common stock entitles the holder to one vote.

Purpose of the Annual Meeting; Recommendation of the Board of Directors

     At the annual meeting, AMCOL's shareholders will be asked to consider and vote upon the following matters:

     the election of three directors;
     the ratification of the appointment of KPMG LLP; and any other business which properly comes before the annual meeting.

     The Board of Directors recommends that you vote "FOR" each of AMCOL's nominees for director and "FOR" approval of the appointment of KPMG LLP.

Proxies; Vote Required

     Under Delaware law, the election of the three directors and the ratification of the appointment of KPMG LLP must be approved by the holders of a majority of the shares of AMCOL's common stock represented at the annual meeting.

     All properly executed proxies received by AMCOL prior to the annual meeting and not revoked will be voted in accordance with the instructions marked thereon. Unless contrary instructions are marked, proxies will be voted "FOR" each of AMCOL's nominees for director and "FOR" the appointment of KPMG LLP. The Board of Directors knows of no other business which will be presented for consideration at the annual meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment. Any shareholder may revoke his or her proxy at any time prior to the exercise thereof by doing any of the following:

     giving written notice to the Secretary of AMCOL at One North Arlington, 1500 West Shure Drive, Suite 500, Arlington Heights, Illinois, 60004-7803; submitting a duly executed proxy bearing a later date;
     voting by telephone on a later date; or
     attending the annual meeting and voting in person.

     Attendance at the annual meeting will not, in itself, constitute revocation of a proxy.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of AMCOL's common stock is necessary to constitute a quorum at the annual meeting. In deciding all questions, a holder of AMCOL's common stock is entitled to one vote, in person or by proxy, for each share held in such holders' name on the record date. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business but are not counted for purposes of determining whether a proposal has been approved. Thus, abstentions and broker non-votes will have the same effect as a vote against AMCOL's nominees for directors and the appointment of KPMG LLP.

Proxy Solicitation and Expenses

     The accompanying proxy is being solicited on behalf of the Board of Directors of AMCOL. All expenses of this solicitation, including the cost of preparing and mailing this proxy statement, will be paid by AMCOL. Solicitation of holders of AMCOL's common stock by mail, telephone, facsimile or by personal solicitation may be done by directors, officers and regular employees of AMCOL, for which they will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of AMCOL's common stock as of the record date will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by AMCOL for their reasonable out-of-pocket expenses.

                        PROPOSAL 1: ELECTION OF DIRECTORS

     AMCOL's Board of Directors is divided into three classes, with the directors in each class serving a three-year term. The Board of Directors currently has twelve directors: four whose terms expire in 2000, five whose terms expire in 2001, and three whose terms expire in 2002. Robert E. Driscoll, III, C. Eugene Ray and Dale E. Stahl, whose terms expire in 2000, have each been nominated by the Board of Directors for re-election to the Board for a three-year term expiring in 2003. Mr. James A. McClung is retiring from the Board of Directors upon the expiration of his term at the annual meeting. The Board has decided not to fill the position vacated by Mr. McClung and has reduced the size of the Board to eleven members. The following tables set forth certain information regarding the director nominees and the continuing members of the Board:

Information Concerning Nominees

                                                     CLASS II
                                              (Term expiring in 2003)
Name                               Age      Director Since    Principal Occupation for Last Five Years

Robert E. Driscoll, III             61           1985         Retired Dean and Professor of Law, University of South
                                                              Dakota.

C. Eugene Ray                       67           1981         Retired Executive Vice President - Finance of Signode
                                                              Industries, Inc., a manufacturer of industrial strapping
                                                              products.

Dale E. Stahl                       52           1995         President and Chief Operating Officer of Gaylord Container
                                                              Corporation, a manufacturer and distributor of brown paper and packaging products.

     Each nominee must receive the favorable vote of the holders of a majority of the shares of common stock represented at the annual meeting in person or by proxy, assuming a quorum is present.

     The Board of Directors recommends that AMCOL's shareholders vote "FOR" each of the nominees named above.

Information Concerning Continuing Members of the Board

                                                     CLASS III
                                              (Term expiring in 2001)

Name                               Age      Director Since    Principal Occupation for Last Five Years

Arthur Brown                        59           1990         Chairman, President and Chief Executive Officer of Hecla
                                                              Mining Company.

John Hughes                         57           1984         Chairman of the Board and Chief Executive Officer of AMCOL.

Jay D. Proops                       58           1995         Private investor since 1995; prior thereto, former Vice
                                                              Chairman and co-founder of The Vigoro Corporation. Also a
                                                              Director of Great Lakes Chemical Corporation.

Lawrence E. Washow                  47           1998         President of AMCOL since February 1998; and Chief
                                                              Operating Officer of AMCOL since August 1997; prior
                                                              thereto, Senior Vice President of AMCOL and President of
                                                              Chemdal International Corporation.

Paul C. Weaver*                     37           1995         Managing partner of Consumer Aptitudes, Inc. since July
                                                              1997, a marketing research firm; prior thereto, various
                                                              sales and account management positions for AC Nielsen
                                                              Company, a provider of marketing information services.

                                                      CLASS I
                                               (Term expiring 2002)

Name                               Age      Director Since    Principal Occupation for Last Five Years

Clarence O. Redman                  57           1989         Secretary of AMCOL. Also, of counsel to Lord, Bissell &
                                                              Brook since October 1997, the law firm that serves as
                                                              Corporate Counsel to AMCOL; prior thereto, he was the sole shareholder and President of Clarence Owen Redman, Ltd., a corporate partner of the law firm of Keck, Mahin & Cate.
                                                              Mr. Redman and his professional corporation also served as
                                                              Chief Executive Officer of Keck, Mahin & Cate. In December
                                                              1997, Keck, Mahin & Cate filed a voluntary petition in
                                                              bankruptcy under Chapter 11 of the United States
                                                              Bankruptcy Code. Also a Director of U.S. Forest
                                                              Industries, Inc.

Paul G. Shelton                     50           1988         Senior Vice President and Chief Financial Officer of AMCOL.

Audrey L. Weaver*                   45           1997         Private investor.

*  Paul C. Weaver and Audrey L. Weaver are first cousins.

                     PROPOSAL 2: THE APPOINTMENT OF KPMG LLP

     The Audit Committee has recommended the appointment of KPMG LLP as independent auditors for AMCOL to audit its consolidated financial statements for 2000 and to perform audit-related services. Such services include review of AMCOL's quarterly interim financial information; review of periodic reports and registration statements filed by AMCOL with the Securities and Exchange Commission; issuance of special-purpose reports covering such matters as employee benefit plans, management incentive compensation and submissions to various governmental agencies; and consultation in connection with various accounting and financial reporting matters.

     The Board is asking for your approval of the appointment of KPMG LLP. If the shareholders should not grant the requested approval, the Audit Committee and the Board will reconsider the appointment.

     A representative of KPMG LLP will be at the annual meeting to answer questions or comments, where appropriate.

     Proxies will be voted for or against approval of this proposed ratification in accordance with the specifications marked on the proxy card, and will be voted in favor of approval if no specification is made. Approval requires the favorable vote of the holders of a majority of the shares of common stock represented at the annual meeting in person or by proxy, assuming that a quorum is present.

     The Board of Directors recommends that AMCOL's shareholders vote "FOR" approval of the appointment of KPMG LLP as independent auditors.

                               SECURITY OWNERSHIP

Security Ownership of Five Percent Beneficial Owners

     The following table sets forth all persons known to be the beneficial owner of more than 5 percent of AMCOL's common stock as of February 21, 2000.

                                                                            Number of Shares and
                 Name and Address of Beneficial Owner                       Nature of Beneficial         Percent
                                                                                Ownership (1)           of Class

Bank of Montreal                                                                3,101,751 (2)              11.52%
   Paul Bechtner Trust
   111 West Monroe Street
   Chicago, Illinois 60690

Everett P. Weaver                                                               3,116,751 (3)(4)           11.58%
   c/o AMCOL International Corporation
   1500 West Shure Drive, Suite 500
   Arlington Heights, Illinois 60004-7803

William D. Weaver                                                               4,155,059 (3)(5)           15.43%
   c/o AMCOL International Corporation
   1500 West Shure Drive, Suite 500
   Arlington Heights, Illinois 60004-7803

(1)  Nature of  beneficial  ownership is direct unless  otherwise  indicated by footnote.  Beneficial  ownership as shown in the table arises from sole voting and investment power unless otherwise indicated by footnote.
(2)  Voting and investment power are shared by the trustees of this trust. See note (3) below.
(3)  Includes  3,101,751 shares held in the Paul Bechtner Trust as to which Messrs.  Everett P. Weaver,  William D.
     Weaver and the Bank of Montreal are co-trustees and share voting and investment power.
(4)  Includes 15,000  shares in a trust as to which voting and investment power are shared with Mr. Weaver's wife.
(5)  Includes  615,570  shares held in a living trust and 56,800 shares in a charitable  remainder unit trust as to which Mr. Weaver  exercises  sole voting and  investment  power.  Also includes 1,600 shares held by his wife,
     223,400  shares held in his wife's  living  trust,  45,000  shares held by his wife as trustee for the benefit of her  brother,  and 63,560  shares held by his wife for the benefit of their  grandchildren  as to which Mr.
     Weaver may be deemed to share voting and investment power.

Security Ownership of Directors and Executive Officers

     The following table sets forth, as of February 21, 2000, shares beneficially owned by: (i) each director and nominee; (ii) the Chief Executive Officer; (iii) the four other most highly compensated executive officers; and
(iv) as a group, such persons and other executive officers.


                         Beneficial Owner                           Number of Shares and Nature   Percent of Class
                                                                    of Beneficial Ownership (1)

Arthur Brown                                                                    28,146                          *
Robert E. Driscoll, III                                                        380,895                   1.38%
John Hughes                                                                    800,709                   2.90%
James A. McClung                                                                 4,600                          *
Jay D. Proops                                                                   42,700                          *
C. Eugene Ray                                                                  106,146                          *
Clarence O. Redman                                                              63,708                          *
Paul G. Shelton                                                                416,962                   1.51%
Dale E. Stahl                                                                   28,200                          *
Lawrence E. Washow                                                             433,325                   1.57%
Audrey L. Weaver                                                               651,796                   2.36%
Paul C. Weaver                                                                 383,920                   1.39%
Gary L. Castagna                                                                62,825                          *
Frank B. Wright, Jr.                                                            35,251                          *
All of the above and other executive officers as a group (20                 3,220,884                  11.66%
persons)

*    Percentage represents less than 1% of the total shares of common stock outstanding as of February 21, 2000.
(1)      Nature of beneficial ownership is set forth on Page 9.

                                              Nature of Beneficial Ownership (Shares Held) as of February 21, 2000

                                                                                                   As Trustee
                              Directly or   In the         In          As                 By       of the      Subject to
      Beneficial Owner         as Joint    Company's    Limited    Trustee or     As      Family   Company's     Options
                              Tenants (1)   Savings   Partnership  Co-Trustee  Custodian  Members  Pension     Exercisable
                                            Plan (2)                                               Plan (4)     in 60 Days

Arthur Brown                     23,400           -         -            -          -           -        -       4,746
Robert E. Driscoll, III           5,000           -   371,295 (3)    4,000          -           -        -         600
John Hughes                     249,530     103,443         -            -          -      41,328  217,500     188,908
James A. McClung                  1,000           -         -            -          -           -        -       3,600
Jay D. Proops                    24,000           -    10,000            -          -           -        -       8,700
C. Eugene Ray                    81,150           -         -            -          -      20,250        -       4,746
Clarence O. Redman               25,374      14,934         -            -          -           -        -      23,400
Paul G. Shelton                  70,085      22,068         -            -     14,492         935  217,500      91,882
Dale E. Stahl                    19,500           -         -            -          -           -        -       8,700
Lawrence E. Washow               79,643      13,448         -            -      7,500           -  217,500     115,234
Audrey L. Weaver                646,070           -         -            -          -       5,126        -         600
Paul C. Weaver                  318,876           -         -       30,638          -      31,706        -       2,700
Gary L. Castagna                  2,733       4,357         -            -          -           -        -      55,735
Frank B. Wright, Jr.              1,350      18,284         -            -          -           -        -      15,617
All Directors and  Executive
Officers                      1,568,524     242,595   381,295       34,638     21,992      99,345  217,500     692,177

(1)  Includes shares held in joint tenancy with spouses for which voting rights may be shared.
(2)  With the  exception of Mr.  Redman's  shares,  which are held in the Clarence O. Redman PC Savings  Plan,  the shares are held in AMCOL's Savings Plan.
(3)  Mr. Driscoll is a general partner.
(4)  Messrs. Hughes, Shelton and Washow share voting rights.

                                           NAMED OFFICERS' COMPENSATION

Summary Compensation Table

     The Summary Compensation Table below includes, for each of the fiscal years ended December 31, 1999, 1998 and 1997, individual compensation for services to AMCOL and its subsidiaries of those persons who were at December 31, 1999: (i) the Chief Executive Officer; and (ii) the four other most highly compensated executive officers of AMCOL, or collectively, the named officers.

                                                                                           Long-Term       All Other
                                                                                         Compen-sation   Compen-sation
        Name and Principal Position                 Annual Compensation (1)(2)              Awards          ($)(4)

                                                                                          Securities
                                                                             Bonus        Underlying
                                                 Year        Salary ($)      ($)(3)       Options (#)

John Hughes                                      1999          475,000       712,500         25,000           41,146
   Chairman and Chief Executive Officer          1998          450,000       257,792         25,000           19,386
                                                 1997          400,000       244,650         25,500           24,400

Lawrence E. Washow                               1999          350,000       437,500         21,250           31,280
   President and  Chief Operating Officer        1998          316,667       137,600         18,750           16,578
                                                 1997          229,256       114,449         12,750            8,740

Paul G. Shelton                                  1999          275,000       258,090         17,000           21,656
   Senior Vice President and Chief               1998          240,000        92,800         12,500           13,694
   Financial Officer of AMCOL and                1997          215,000       102,354         12,750            8,600
   President of Ameri-Co Carriers, Inc.
   and Nationwide Freight Service, Inc.

Frank B. Wright, Jr.                             1999          215,000       112,698         11,250           15,840
   Vice President of AMCOL and President         1998          195,000       101,010         10,750           10,600
   of Volclay International Corporation          1997          175,000        70,000          9,563            3,500

Gary L. Castagna                                 1999          200,000       200,000         11,250           18,571
   Vice President of AMCOL and President         1998          160,000       109,874         10,750            8,599
   of Chemdal International Corporation          1997          142,645        54,976          6,375            5,706

(1)  Includes deferred compensation under AMCOL's Savings Plan and AMCOL's Deferred Compensation Plan.
(2)  The incremental cost of non-cash  compensation  and other personal  benefits during any year presented did not exceed  the  lesser of  $50,000  or 10  percent  of the  total of annual  salary  and bonus  reported  for any individual named above.
(3)  The figures in this column reflect bonuses from the Executive  Incentive  Compensation Plan and the Bonus Plan
     as described in the Board Compensation Committee Report on Executive Compensation.
(4)  The figures in this column include Company  matching  contributions  under AMCOL's Savings Plan.  During 1997,
     AMCOL approved a 401(k)  restoration  plan whereby the matching  contributions  for salary deferrals in excess of ERISA limits to AMCOL's Savings Plan were credited to AMCOL's Deferred Compensation Plan.

Option Grants in Last Fiscal Year

     Shown below is information on grants of incentive stock options during the fiscal year ended December 31, 1999, to the named officers, which are reflected in the Summary Compensation Table on Page 10.

                                                                                                         Grant
                                                                                                         Date
             Name                                   Individual Grants in 1999                            Value

                                   Number of
                                  Securities       % of Total                                            Grant
                                  Underlying         Options                                             Date
                                    Options        Granted to        Exercise        Expiration         Present
                                  Granted (1)     Employees (2)      Price (3)          Date           Value (4)

John Hughes                          25,000           8.68%            $9.00          02/03/09           $87,494

Lawrence E. Washow                   21,250           7.38              9.00          02/03/09            74,370

Paul G. Shelton                      17,000           5.90              9.00          02/03/09            59,496

Frank B. Wright, Jr.                 11,250           3.91              9.00          02/03/09            39,372

Gary L. Castagna                     11,250           3.91              9.00          02/03/09            39,372

(1)  These  Incentive  Stock Options  ("ISOs") were issued  pursuant to AMCOL's 1998 Long-Term  Incentive Plan (the
     "1998 Plan") and may not be exercised  until they vest.  These ISOs vest 40% after two years,  60% after three years,  80% after four years and 100% after five years,  provided that on death or retirement  under specified conditions,  these ISOs become fully vested.  The exercise price may not be less than the fair market value of the shares  subject to the option on the date of grant.  The exercise  price may not be less than 110% of such fair market value if the purchaser is a holder of more than 10% of AMCOL's outstanding voting securities.
(2)  Based on 288,000 options granted to all employees.
(3)  Fair market value on the date of grant.
(4)  The estimated  grant date present value  reflected in the above table is  determined  using the  Black-Scholes model.  The material  assumptions and adjustments  incorporated in the  Black-Scholes  model in estimating the value of the options  reflected in the above table include the  following:  an exercise price on the option of
     $9.00,  equal to the fair  market  value of the  underlying  stock on the date of grant;  an option  term of 6 years;  interest rate of 4.87%  representing  the interest  rates on U.S.  Treasury  securities on the date of grant with maturity dates  corresponding to the vesting of the options;  volatility of 44.90% and dividends at the rate of $0.24 per share  representing  the  annualized  dividends  paid with  respect to a share of common stock at the date of grant.  There have been no reductions  to reflect the  probability  of forfeiture  due to termination  prior to vesting,  or to reflect the probability of a shortened option term due to termination of employment  prior to the option  expiration date. The ultimate values of the options will depend on the future market price of AMCOL's stock,  which cannot be forecast with reasonable  accuracy.  The actual value, if any, an optionee  will realize upon  exercise of an option will depend on the excess of the market value of AMCOL's common stock over the exercise price on the date the option is exercised.

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     Shown below is information with respect to (i) options exercised by the named officers pursuant to AMCOL's option plans during fiscal 1999 and (ii) unexercised options granted in fiscal 1999 and prior years under AMCOL's option plans to the named officers and held by them at December 31, 1999.

                                                               Number of Securities        Value of Unexercised
                                  Shares                      Underlying Unexercised      In-the-Money Options at
            Name                 Acquired        Value         Options at 12/31/99               12/31/99
                                    on         Realized            Exercisable/                Exercisable/
                                 Exercise                         Unexercisable              Unexercisable (1)

John Hughes                        33,750       $179,759         164,463 /  78,425         $1,305,643 /  $407,027
Lawrence E. Washow                 20,000        182,333         105,003 /  53,469            785,263 /   281,791
Paul G. Shelton                    17,300        134,489          84,606 /  43,318            766,669 /   232,464
Frank B. Wright, Jr.                    -              -           9,135 /  31,278             53,237 /   161,580
Gary L. Castagna                        -              -          50,040 /  29,186            259,340 /   152,664

(1)  Based on the closing sale price as quoted on The New York Stock Exchange on that date.

Pension Plans

    Remuneration                     Estimated Annual Retirement Benefits Based on Years of Service
                          15 Years       20 Years        25 Years       30 Years        35 Years       40 Years
      $150,000             $33,750         $45,000        $56,250         $67,500        $78,750         $84,375
       200,000              45,000          60,000         75,000          90,000        105,000         112,500
       250,000              56,250          75,000         93,750         112,500        131,250         140,625
       300,000              67,500          90,000        112,500         135,000        157,500         168,750
       350,000              78,750         105,000        131,250         157,500        183,750         196,875
       400,000              90,000         120,000        150,000         180,000        210,000         225,000
       450,000             101,250         135,000        168,750         202,500        236,250         253,125
       500,000             112,500         150,000        187,500         225,000        262,500         281,250
       550,000             123,750         165,000        206,250         247,500        288,750         309,375

     The above table shows the estimated annual retirement benefits payable on a straight life annuity basis to participating employees, including officers, in the earnings and years of service classifications indicated under AMCOL's retirement plans, which cover substantially all of its domestic employees on a non-contributory basis. The estimated benefits as disclosed on page 13 assume
(i) that the plans will be continued and (ii) that the employee will elect to receive his pension at normal retirement age. The table above and the estimates on page 13 do not reflect the reduction in an individual's final monthly compensation due to the social security monthly covered compensation. This reduction is based upon the retirement year for a particular individual.

              Name                         Years of                    Average                    Pension
                                           Service                  Compensation                  Benefit
John Hughes                                   35                        $604,658                   $296,330
Lawrence E. Washow                            21                         375,426                    112,142
Paul G. Shelton                               18                         303,929                     85,007
Frank B. Wright, Jr.                           4                         200,324                          -
Gary L. Castagna                              10                         233,207                     30,044

     The above table indicates the average earnings for the highest five consecutive calendar years and the number of years of credited service under the pension plans as of December 31, 1999, for each of the named officers. Covered compensation includes a participant's base salary, commissions, bonuses and salary reductions under AMCOL's Savings Plan and Deferred Compensation Plan. Mr. Wright has only been employed by AMCOL for four years, and does not have a vested pension benefit. The average compensation for Mr. Wright represents the average paid during his employment with AMCOL.

     Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended, limit the annual benefits that may be paid from a tax-qualified retirement plan. As permitted by the Employee Retirement Income Security Act of 1974, AMCOL has a supplemental plan that authorizes the payment out of general funds of AMCOL any benefits calculated under provisions of AMCOL's pension plan that may be above the limits under these sections. The accrued, unfunded liability of the supplemental plan at September 30, 1999, was $1,023,775.

Change In Control Arrangements

     Each of the named officers has an agreement with AMCOL which provides that, upon a change in control of AMCOL, each of them is to be employed by AMCOL for a period of time after the change in control (three years in the case of Messrs. Hughes, Washow and Shelton and two years for Messrs. Wright and Castagna), unless there is just cause for his termination. A change in control is defined as a change in legal or beneficial ownership of 51% of AMCOL's common stock within a six-month period, or the sale of 90% or more of AMCOL's assets.

     If termination occurs within the specified period for other than just cause, through either actual termination or constructive termination, the named officer will receive compensation equal to his current annual salary plus an average of his incentive bonus payments for prior periods, less any compensation received from the date of the change in control. These payments may not exceed an amount equal to two times, in the case of Messrs. Wright and Castagna, and three times, in the case of Messrs. Hughes, Washow and Shelton, the respective named officer's average annual compensation during the prior five calendar years. Each named officer will also receive continued medical, health and disability benefits for one year after termination.

     The table below indicates the maximum amount that would have been paid had a change of control occurred and the named executives were terminated without cause prior to December 31, 1999.

                 Name                             Date of Agreement                          Payment
John Hughes                                      April 1, 1997                               $2,223,292
Lawrence E. Washow                               February 16, 1998                            1,596,449
Paul G. Shelton                                  April 1, 1997                                1,193,754
Frank B. Wright, Jr.                             December 1, 1999                               597,340
Gary L. Castagna                                 February 17, 1998                              612,833

     These agreements do not require the named officers to seek other employment, but any payments or benefits will be reduced by up to 50% by any compensation earned from other employment. For a period of years (three years in the case of Messrs. Hughes, Washow and Shelton and two years in the case of Messrs. Wright and Castagna) from the date of termination of employment with or without cause, before or after a change in control, each of the named officers is prohibited from engaging in any business that competes with AMCOL and from soliciting any employee of AMCOL.

Board Committee Membership Roster and Meetings

              Name                     Audit         Compensation      Executive       Nominating      Succession
                                                                                                        Planning
Arthur Brown                              X*              X
Robert E. Driscoll III                    X               X
John Hughes                                                                 X
James A. McClung                          X                                 X
Jay D. Proops                                             X*                X               X               X
C. Eugene Ray                             X               X                 X*              X*              X
Clarence O. Redman                                        X                 X
Paul G. Shelton                                                             X
Dale E. Stahl                                             X                 X               X               X*
Lawrence E. Washow                                                          X
Audrey L. Weaver                                          X
Paul C. Weaver                                                              X               X               X
Number of Meetings in 1999                4               7                 2               0               1

*  Chairperson.

     The Board of Directors held nine meetings during the 1999 fiscal year. During the last year, all Directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by each committee of the Board on which such Directors served. The mandatory retirement age for directors is 70.

     The Audit Committee, comprised of independent, non-employee directors, is responsible for reviewing the proposed audit program for each fiscal year, the results of the audits and the adequacy of AMCOL's systems of internal accounting control with AMCOL's financial management and its independent auditors. The
Committee recommends to the Board of Directors the appointment of the independent auditors for each fiscal year.

     The Compensation Committee, comprised of non-employee directors, is responsible for annually reviewing the salaries and bonuses of all executive officers, and oversees AMCOL's compensation, incentive and employee benefit programs. This Committee is also responsible for the selection of those officers, directors and key employees who are eligible to receive stock options, determines the number of options to be awarded and the period during which options may be exercised under AMCOL's various option plans. Clarence O. Redman is a member of AMCOL's Compensation Committee and, as such, determined the compensation awarded to each of the Named Officers. Mr. Redman is of counsel to Lord, Bissell & Brook, the principal law firm engaged by AMCOL.

     The Nominating Committee is responsible for recommending to the Board of Directors, at the request of the Board of Directors, nominees who are deemed by the Committee to be qualified for Board of Directors' membership. The Nominating Committee will not consider nominees recommended by shareholders of AMCOL.

Director Compensation

Type of Compensation                                                             Cash             Stock Options
Annual Retainer                                                                 $14,700            2,000 shares
Board Meeting Attendance Fee                                                     $1,470
Annual Retainer for Committee Chairman                                           $1,969
Committee Meeting Attendance Fee                                                   $525

     Directors who are also full-time employees of AMCOL are not paid for their services as directors or for attendance at meetings.

     Pursuant to the 1998 Long-Term Incentive Plan, each of the non-employee directors was granted 2,000 options at $13.00 per share in 1999.

Compensation Committee Report on Executive Compensation

     AMCOL's  mission  is  to  supply  high-quality   performance  products  and
innovative technologies for absorbent polymers, minerals and environmental markets worldwide. To accomplish this objective, AMCOL has developed comprehensive compensation strategies that emphasize maximizing shareholder value and growth in sales and earnings. The compensation program has been designed to reinforce and support AMCOL's business goals and to help the organization both attract and retain high quality executive talent.

     The Compensation Committee of the Board of Directors is comprised of seven non-employee directors whose objectives are to approve the design, assess the effectiveness of and administer compensation programs in support of the compensation policies. The Compensation Committee also evaluates executive performance and reviews and approves all salary arrangements and other remuneration for the officer group.

Compensation Committee Philosophy

     The Compensation Committee is committed to implementing and administering a compensation program that supports and underscores AMCOL's mission and values. The policies underlying the Compensation Committee's compensation decisions are enumerated more fully below:

     Compensation opportunities should strengthen AMCOL's ability to attract, retain, and encourage the growth and development of the highest caliber executive talent upon whose efforts the success of AMCOL largely depends.

     A substantial portion of pay for senior executives should be comprised of at-risk, variable compensation whose payout is dependent on the achievement of specific corporate and individual performance objectives. In addition, the at-risk components of pay will have a significant equity-based element to ensure appropriate linkage between executive behavior and shareholder interests.

     The committee considers stock ownership by management to be an important means of linking management's interests with those of shareholders. Effective February 1999, AMCOL adopted stock ownership guidelines for its corporate and subsidiary officers. The amount of stock required to be owned increases with the level of responsibility of each executive, with the Chief Executive Officer expected to own stock with a value of at least equal to four times base salary. Shares that the executives have the right to acquire through the exercise of stock options are not included in the calculation of stock ownership for purposes of these guidelines. Executives are expected to reach their respective stock ownership goals over a three-year period.

     Each compensation component targets pay opportunities at the median of compensation paid to executives included in AMCOL's comparative compensation peer group. AMCOL's comparative compensation group is not the same as the companies that make up the peer group in the stock price performance graph included in this proxy statement. In order to provide an appropriate basis for compensation analysis, a group larger than the stock price graph's peer group was used; note, however, that a significant number of the peer group companies are included in the comparative compensation group.

Components of Compensation

     AMCOL's total compensation program consists of several components, each of which plays a role in supporting overall business goals and pay philosophy. In assessing the competitiveness of AMCOL's senior executive compensation programs, available salary data consisting of general manufacturing companies is used for comparison purposes. Pay decisions are based upon pay data for comparable positions. The total compensation program consists of base salary, annual incentives and long-term incentives.

Base Pay

     Base salaries are set at median levels (50th percentile) relative to competitive market levels for comparable positions based upon available survey data from general manufacturing and durable and nondurable goods manufacturing industries. The Compensation Committee annually reviews each executive's base salary and makes adjustments based upon levels of responsibility, breadth of knowledge, internal equity issues, as well as market pay practices. Salary adjustments are based primarily upon individual performance, which is evaluated based on individual contributions to AMCOL.

     As reflected in the Summary Compensation Table on Page 10, the Chief Executive Officer's base salary was increased in 1999 by $25,000 (5.6%). In arriving at Mr. Hughes' base salary, the Compensation Committee considered his individual performance and his long-term contributions to the financial success of AMCOL. The Committee also compared Mr. Hughes' base salary with the base salaries of chief executive officers from appropriate salary surveys.

Annual Incentives

     The Executive Incentive Compensation Plan, or the incentive plan, underscores AMCOL's pay-for-performance philosophy by rewarding executives for meaningful contributions toward predetermined financial performance goals. The annual incentive opportunity for the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer is based upon performance of AMCOL, as a whole, compared to targets for return on capital and earnings per share. These executives do not receive bonuses until AMCOL achieves a designated level of return on capital and earnings per share. In the case of the other executives, their bonus is determined pursuant to formulas tailored for each business segment with an emphasis on the return on capital and earnings of the particular business segment to which the executive devotes the majority of his time. The Chief Executive Officer was paid a bonus of $712,500 for the 1999 financial performance of AMCOL.

     In connection with the proposed sale of AMCOL's SAP business, the Compensation Committee has granted bonuses to certain of AMCOL's employees in recognition of their contribution to the development and success of the SAP business. These bonuses are contingent upon the closing of the sale of the SAP business. John Hughes, the Chief Executive Officer was granted a bonus of $950,000. In addition, the following executive officers were also granted a bonus in connection with the proposed sale of the SAP business: Lawrence E. Washow, President and Chief Operating Officer, Paul G. Shelton, Senior Vice-President and Chief Financial Officer, and

Gary L. Castagna, Vice President of AMCOL and President of Chemdal International Corporation. In addition, seven key employees of the SAP business were granted bonuses. In order to be eligible to receive these bonuses, the relevant employees may not terminate their employment with AMCOL prior to the closing of the sale of the SAP business.

Long-Term Incentives

     Long-term incentives are provided annually in the form of incentive stock options (ISOs). Options under AMCOL's 1998 Long-Term Incentive Plan are granted by the Compensation Committee. ISOs are granted at a price not less than the fair market value of the common stock on the date of grant. Hence, the options will only have value when and if the stock price appreciates above the grant date price. ISOs are the only long-term incentive compensation vehicle currently used by AMCOL.

     The option program serves to focus executives on long-term shareholder value creation and foster an ownership mentality among the executive management team. In keeping with AMCOL's commitment to provide a total compensation package that focuses on at-risk pay components, long-term incentives will continue to comprise a large portion of the value of an executive's total compensation package. Currently, approximately 10 to 15 percent of the value of total compensation is comprised of equity incentives.

     When determining award sizes, the Compensation Committee considers the executive's responsibility level, prior experience, historical award data and ability to positively impact long-term shareholder value. The Compensation Committee also strives to deliver market competitive long-term incentive award opportunities to executives based on the dollar value of the award delivered.

     In 1999, the Chief Executive Officer received options to purchase 25,000 shares with an exercise price of $9.00, as provided in the Option Grant Table on Page 11. The Compensation Committee believes the equity incentive program provides a strong link between management behavior and shareholder interests.

                             Compensation Committee
                             Jay D. Proops, Chairman
                                  Arthur Brown
                             Robert E. Driscoll, III
                                  C. Eugene Ray
                               Clarence O. Redman
                                  Dale E. Stahl
                                Audrey L. Weaver

Stock Performance Graph

     The following graph sets forth a five-year comparison of cumulative total returns for: (i) AMCOL (which trades on The New York Stock Exchange); (ii) S&P SmallCap 600 Index; and (iii) a custom peer group of publicly traded companies, or the peer group.

     Using the assistance of consultants, AMCOL selected the peer group which consists of companies whose businesses, sales sizes, market capitalization and stock trading volumes were similar to that of AMCOL.

     All returns were calculated assuming dividend reinvestment on a quarterly basis. The returns of each company in the peer group have been weighted according to market capitalization.

     The peer group consists of the following companies: Calgon Carbon Corporation, ChemFirst, Inc., Lilly Industries Inc., McWhorter Technologies, Inc., Mississippi Chemical Corporation, Oil-Dri Corporation of America and Zemex Corporation.

                Comparison of Five-Year Cumulative Total Return*
             AMCOL, S&P SmallCap 600 and Self-Determined Peer Group

                                [OBJECT OMITTED]
                        Dec-95  Dec-96  Dec-97  Dec-98  Dec-99
AMCOL International     102.6   115.7   177.7   112.7   187.76
S&P SmallCap            129.9   157.6   197.8   195.2   219.16
Self-Determined         116.1   133.5   135.2   109.6    86.1
Peer Group

Assumes $100 invested on December 31, 1994, in AMCOL International Corporation Common Stock, S&P SmallCap 600 and Self-Determined Peer Group.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     A representative of KPMG LLP, AMCOL's independent certified public accountants, will be present at the annual meeting, will be afforded the opportunity to make a statement, and will be available to respond to appropriate questions.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Clarence O. Redman is of counsel to Lord, Bissell & Brook, the principal law firm engaged by AMCOL.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, AMCOL's directors, its executive officers and any persons holding more than 10% of AMCOL's common stock are required to report their initial ownership of AMCOL's common stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and AMCOL is required to disclose in this proxy statement that Audrey Weaver, a director, filed a late report covering a transaction involving the receipt of a gift to Audrey and her husband for a total of 2,200 shares. In making these disclosures, AMCOL has relied solely on written representations of its directors and executive officers and copies of the reports that they have filed with the Commission.

                                               SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be included in AMCOL's proxy statement and form of proxy relating to, and to be presented at, the annual meeting of shareholders of AMCOL to be held in 2001, must be received by AMCOL on or before December 12, 2000.

     If a shareholder intends to present a proposal at the 2001 annual meeting of shareholders but does not seek inclusion of that proposal in AMCOL's proxy statement for that meeting, such shareholder must deliver written notice of the proposal to AMCOL in accordance with the requirements of AMCOL's By-Laws. Generally, such proposals must be delivered to AMCOL between February 10, 2001 and March 12, 2001. All proposals or notices should be directed to the Secretary of AMCOL at One North Arlington, 1500 West Shure Drive, Suite 500, Arlington Heights, Illinois, 60004-7803. OTHER MATTERS

     In addition to the business described above, there will be remarks by the Chairman and Chief Executive Officer and a general discussion period during which shareholders will have an opportunity to ask questions about AMCOL.

     As of the date of this proxy statement, AMCOL's management knows of no matter not specifically referred to above as to which any action is expected to be taken at the annual meeting. It is intended, however, that the persons named as proxies will vote the proxies, insofar as they are not otherwise instructed, regarding such other matters and the transaction of such other business as may be properly brought before the meeting, as seems to them to be in the best interest of AMCOL and its shareholders.

                                            By Order of the Board of Directors,

                                            /s/ Clarence O. Redman
                                            Clarence O. Redman
                                            Secretary
Arlington Heights, Illinois
April 11, 2000

                         AMCOL INTERNATIONAL CORPORATION

            Annual Meeting of Shareholders to be held on May 11, 2000



     As a shareholder of AMCOL International Corporation (the "Company"), I acknowledge receipt of Notice of Annual Meeting and accompanying Proxy Statement and appoint John Hughes, Lawrence E. Washow and Paul C. Weaver, or any one of them, to vote all shares of stock of AMCOL International Corporation that I am entitled to vote, at the annual meeting of shareholders to be held on Thursday, May 11, 2000, at 11:00 a.m., Central Daylight Savings Time, and at any adjournment thereof. at Wyndham Hotel, 400 Park Boulevard, Itasca, Illinois, 60143

1. The election of Robert E. Driscoll, III, C. Eugene Ray and Dale E. Stahl as directors.


     FOR ALL NOMINEES EXCEPT            WITHHOLD AUTHORITY TO
     NOMINEES WRITTEN BY THE            VOTE FOR ALL NOMINEES
     UNDERSIGNED BELOW

     ________________________________________________________________________

2.   To ratify the appointment of KPMG LLP as independent auditors for 2000.

     FOR                              AGAINST                          ABSTAIN



THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN, AND IN THE ABSENCE OF SUCH INSTRUCTIONS, SHALL BE VOTED FOR ALL OF THE NOMINEES FOR DIRECTOR NAMED IN ITEM A AND FOR ITEM 2. IF OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES ON THOSE MATTERS.

           This Proxy Is Solicited on Behalf of the Board of Directors

     You are urged to mark, sign and return your proxy promptly in the enclosed self-addressed, postage-paid (if mailed in the United States) envelope.

                    Dated ________________, 2000


                    _________________________________________
                    SIGNATURE OF SHAREHOLDER

                    _________________________________________
                    SIGNATURE OF SHAREHOLDER

                    When signing the proxy, please date it and take care to have the signature agree to the shareholder's name as it appears on this side of the proxy. If shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees and guardians should so indicate when signing.

CONTROL NUMBER
                                VOTE BY TELEPHONE
                    Call Toll Free On a Touch Tone Telephone
                                 1-888-297-9637
                    There is NO CHARGE to you for this call.

The Board of Directors encourages you to use this inexpensive, time saving method to vote.

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

You will be asked to enter a Control Number, which is located in the box on the left side of this form.

Option 1:  To vote as the Board of Directors recommends on ALL proposals, press 1.

           WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1-THANK YOU FOR VOTING.

Option 2:  If you choose to vote on each proposal separately, press 0. You will hear these instructions:

           Proposal 1:  To vote FOR ALL nominees, press1; To WITHHOLD FOR ALL nominees, press 9; and To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

           Proposal 2:  To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0

           WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1-THANK YOU FOR VOTING.

             If you vote by telephone, DO NOT mail back your proxy.